UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2019

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Issuance of 4.500% Senior Secured Notes due 2026

On October 9, 2019 (the “Closing Date”), Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), completed the previously announced private offering of $300,000,000 aggregate principal amount of its 4.500% Senior Secured Notes due 2026 (the “2026 Senior Notes”) at an issue price of 100%.

The 2026 Senior Notes and related subsidiary guarantees were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The 2026 Senior Notes and related subsidiary guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to use the net proceeds from the offering, together with cash on hand and/or available borrowings under its existing senior secured asset-based revolving credit facility (the “2023 ABL”), to redeem all $300.0 million aggregate principal amount outstanding of its 6.375% senior unsecured notes due 2023 (the “2023 Senior Notes”) at a redemption price of 103.188% and pay related transaction premiums, accrued interest, fees and expenses. As previously announced, the 2023 Senior Notes will be redeemed on October 28, 2019 (the “Redemption Date”), subject to the Company’s ability on the Redemption Date to draw amounts sufficient under the 2023 ABL, together with cash on hand, to fund the redemption price. This Current Report on Form 8-K does not constitute a notice of redemption of the 2023 Senior Notes.

Indenture

The terms of the 2026 Senior Notes and related subsidiary guarantees are governed by an indenture, dated as of the Closing Date (the “Indenture”), among the Company, as issuer, certain subsidiaries of the Company, as guarantors (collectively, the “Guarantors”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Interest and Maturity. The 2026 Senior Notes bear interest at a rate of 4.500% per annum and mature on November 15, 2026. Interest is payable on the 2026 Senior Notes on May 15 and November 15 of each year, commencing on May 15, 2020.

Guarantees and Security. The Company’s obligations under the 2026 Senior Notes are jointly and severally and fully and unconditionally guaranteed by the Guarantors and any future domestic restricted subsidiaries that guarantee the Company’s obligations under its existing senior secured term loan “B” facility (the “2025 Term Loan”) or incur or guarantee any capital market indebtedness, subject to certain exceptions set forth in the Indenture.

The 2026 Senior Notes and related subsidiary guarantees are secured by (i) a second-priority lien (subject to a shared lien of equal priority with the obligations under the 2025 Term Loan and subject to other prior ranking liens permitted by the Indenture) on substantially all of the Company’s and each Guarantor’s accounts and other receivables, chattel paper, deposit accounts and inventory (as well as general intangibles related thereto), instruments, certain investment property, commercial tort claims and letters of credit, subject to certain exceptions (the “ABL Priority Collateral”), and (ii) a first-priority lien (subject to a shared lien of equal priority with the obligations under the 2025 Term Loan and subject to other prior ranking liens permitted by the Indenture) on substantially all of the Company’s and each Guarantor’s assets other than the ABL Priority Collateral, including all of the equity interests of any subsidiary held directly by the Company or any of the Guarantors and all intellectual property, subject to certain exceptions (the “Non-ABL Priority Collateral” and, together with the ABL Priority Collateral, the “Collateral”).  On the Closing Date, each of the Company, the Guarantors and the Collateral Agent entered into a collateral agreement, which created and established the terms of the security interests that secure the 2026 Senior Notes and related subsidiary guarantees, and two intercreditor agreements, the first of which governs the relative rights of the secured parties in respect of the 2023 ABL, the 2025 Term Loan and the 2026 Senior Notes, and the second of which governs the relative rights of the secured parties in respect of the 2025 Term Loan and the 2026 Senior Notes.  Each of these intercreditor agreements restricts the actions permitted to be taken by the Collateral Agent with respect to the Collateral on behalf of the holders of the 2026 Senior Notes.

Ranking. The 2026 Senior Notes and related subsidiary guarantees are senior secured obligations of the Company and the Guarantors, respectively, and (i) rank equally in right of payment with all existing and future senior indebtedness of the Company and the Guarantors (including the 2025 Term Loan, the 2023 ABL and the Company’s existing unsecured senior notes); (ii) are effectively senior to all existing and future unsecured senior indebtedness of the Company and the Guarantors (including the Company’s existing unsecured senior notes) to the extent of the value of the Collateral; (iii) are effectively senior to all existing and future senior indebtedness of the Company and the Guarantors that is secured by a lien on the Collateral that ranks junior to the lien on such Collateral securing the 2026

Senior Notes and related subsidiary guarantees to the extent of the value of such Collateral (after giving effect to the sharing of such value with holders of equal or prior ranking liens on such Collateral); (iv) rank senior to all existing and future subordinated indebtedness of the Company and the Guarantors; (v) are effectively junior to all existing and future senior indebtedness of the Company and the Guarantors under the 2023 ABL, to the extent of the value of the ABL Priority Collateral; (vi) are effectively junior to all existing and future obligations of the Company and the Guarantors that are secured by assets other than the Collateral securing the 2026 Senior Notes and related subsidiary guarantees to the extent of the value of such assets; and (vii) are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the 2026 Senior Notes.

Covenants. The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur (or guarantee) additional indebtedness or issue certain preferred stock; pay dividends, redeem stock or make other distributions; make certain investments or certain other restricted payments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; create certain liens; transfer or sell certain assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and designate subsidiaries of the Company as unrestricted subsidiaries. Certain of these covenants will be suspended if and for so long as the 2026 Senior Notes have investment grade ratings from any two of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group and Fitch Ratings, Inc. These covenants are subject to a number of important exceptions and qualifications as set forth in the Indenture.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in principal amount of the outstanding 2026 Senior Notes may declare the principal of and accrued but unpaid interest on all of the 2026 Senior Notes to be due and payable immediately.

Optional Redemption and Offer to Repurchase. The Company may redeem the 2026 Senior Notes, in whole or in part, at any time and from time to time prior to November 15, 2022, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium as set forth in the Indenture and form of 2026 Senior Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may also redeem the 2026 Senior Notes, in whole or in part, at any time and from time to time on or after November 15, 2022, at the redemption prices set forth in the Indenture and form of 2026 Senior Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to November 15, 2022, the Company may redeem  up to 35% of the original aggregate principal amount of the 2026 Senior Notes with the net cash proceeds of one or more equity offerings, as described in the Indenture, at a redemption price equal to 104.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain change of control events, the Company must offer to repurchase all of the 2026 Senior Notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. If the Company sells certain assets and does not reinvest the net proceeds or repay senior debt in compliance with the Indenture, it must offer to repurchase the 2026 Senior Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

No Registration Rights or Listing. The 2026 Senior Notes and related subsidiary guarantees do not have the benefit of any registration rights.  The 2026 Senior Notes will not be listed on any securities exchange.

The foregoing descriptions of the Indenture and the 2026 Senior Notes do not purport to be complete and are qualified in their entirety by reference to the actual Indenture and form of 2026 Senior Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Index
Exhibit Number	Description
4.1	Indenture, dated as of October 9, 2019, by and among Beacon Roofing Supply, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee and collateral agent.
4.2	Form of 4.500% Senior Secured Notes due 2026 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: October 9, 2019	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer